MIDWAY GOLD PROVIDES CORPORATE UPDATE

DENVER, CO – May 21, 2015 – Midway Gold Corp. (TSX and NYSE-MKT: MDW) (the “Company” or “Midway”) provides a corporate update today with regard to its current capital structure and existing debt obligations.

•	As a result of the expiration of its waiver with the Senior Debt, the Company may now be in technical default of its loan agreements. The Company is in active discussions with its senior lender to obtain conditional waivers.

•	The Company is reviewing alternative financing proposals to replace the Senior Debt that may provide the Company with necessary time and capital to advance its business although there can be no assurance that replacement debt will be on terms acceptable to the Company.

•	The Board of Directors of the Company has formed a Special Committee (the "Committee") to explore and evaluate strategic alternatives to enhance shareholder value. The Committee was tasked with exploring, among other things, strategic partnerships, asset sale opportunities and debt refinancing opportunities. The Company has received a number of proposals from interested third parties and continues to work with its stakeholders and potential investors to bring a transaction to conclusion.

May 21, 2015

•	RBC Capital Markets have been retained as the Company’s financial advisor to assist with this process. It is the Company’s current intention not to disclose developments with respect to the strategic review process until the Board of Directors has approved a specific transaction or otherwise determines that disclosure is necessary or appropriate. The Company cautions that there are no assurances or guarantees that the process will result in a transaction or, if a transaction is undertaken, the terms or timing of such a transaction.

•	We remain committed to maximizing value for our stakeholders. A robust strategic process is ongoing and we have received good responses to date.

Midway Gold Corp.

Jaime Wells, 720-979-0900

Investor Relations

Neither the TSX Exchange, its Regulation Services Provider (as that term is defined in the policies of the TSX Exchange) nor the NYSE MKT accepts responsibility for the adequacy or accuracy of this release.

This press release contains forward-looking statements about the Company and its business. Forward looking statements are statements that are not historical facts and include, but are not limited to, statements about the Company's intended financing plans, ability to resolve defaults with our Senior Lender, prospects that the Company may be able to replace the Senior Debt, strategies and prospects for strategic alternatives and other statements, estimates or expectations. Forward-looking statements are typically identified by words such as: “may”, “should”, “plan”, “believe”, “predict”, “expect”, “anticipate”, “intend”, “estimate”, postulate”, “target” and similar expressions or the negative of such expressions or which by their nature refer to future events. The forward-looking statements in this press release are subject to various risks, uncertainties and other factors that could cause the Company's actual results or achievements to differ materially from those expressed in or implied by forward looking statements. Other risks, uncertainties and factors include, without limitation, risks related to the timing and completion of the Company's intended work plans, potential delay of material deliveries, ability to meet debt covenants and obligations, risks related to fluctuations in gold prices; uncertainties related to raising financing in a timely manner and on acceptable terms; changes in planned work resulting from weather, logistical, technical or other factors; the possibility that results of work will not fulfill expectations and realize the perceived potential of the Company's properties; uncertainties involved in the interpretation of drilling results and other tests and the estimation of gold resources and reserves; the possibility that required permits may not be obtained on a timely manner or at all; the possibility that capital and

May 21, 2015

operating costs may be higher than currently estimated and may preclude commercial development or render operations uneconomic; the possibility that the estimated recovery rates and production may not be achieved; risk of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in the work program; changes in interest and currency exchanges rates; local and community impacts and issues; environmental costs and risks; and other factors identified in the Company's SEC filings and its filings with Canadian securities regulatory authorities. Forward-looking statements are based on the beliefs, opinions and expectations of the Company's management at the time they are made, and other than as required by applicable securities laws, the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances, should change. Although the Company believes that such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. For the reasons set forth above, investors should not attribute undue certainty to or place undue reliance on forward looking statements.